                                CREDIT AGREEMENT

        This Credit Agreement dated as of January 20th, 1993, between POSADAS DE SAN JUAN ASSOCIATES, a New York partnership engaged in business in the Commonwealth of Puerto Rico (the "Borrower") and THE BANK OF NOVA SCOTIA, a Canadian banking corporation duly authorized to do business in Puerto Rico (the "Bank").

                                   WITNESSETH

        WHEREAS, Borrower is the owner in fee simple of the real estate property more fully described in SCHEDULE I hereof and improvements thereon and operates a hotel complex known as the El San Juan Hotel and Casino;

        WHEREAS, Borrower desires to borrow funds from the Bank to repay (i) an existing indebtedness under certain Industrial Revenue Bonds, Series A (El San Juan Hotel Project) issued by the Puerto Rico Industrial, Medial, Higher Education and Environmental Pollution Control Facilities Financing Authority;
(ii) to repay certain indebtedness of the Borrower with Williams Hospitality Management Corp.; (iii) for working capital purposes; and (iv) to pay fees and expenses incidental to this financing facility; and

        WHEREAS, the redemption and repayment of the aforesaid industrial revenue bond indebtedness is expected to take place on April 15, 1993 and the Borrower has requested the Bank to issue at this time a successor letter of credit in favor of the Trustee under a certain Trust Agreement dated as of October 1, 1986, as amended, in the principal amount of US$21,760.00, which successor letter of credit will substitute for the letter of credit currently in force issued by Banque Paribas pursuant to the terms of a certain Letter of Credit and Reimbursement Agreement dated October 1, 1986, as amended; and

        WHEREAS, the redemption and repayment of the aforesaid industrial revenue bonds will







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                                              2

be made to the Trustee by the Bank pursuant to the former's draw against the successor letter of credit issued hereunder; and

        WHEREAS, the Bank has agreed to make available to the Borrower a credit facility in the aggregate amount of US$34,000,000 consisting of a US$33,000,000 non-revolving, term facility which includes payments to be made by the Bank under its successor letter of credit totalling up to US$21,760,000, and a US$1,000,000 operating credit facility, all upon the terms and subject to the conditions set forth in this Credit Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

        Section 1.1  Certain Defined Terms.

        As used in this Agreement, the following terms have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

        "936 DEPOSITS" means deposits of eligible funds by exempted businesses as per the Puerto Rico Industrial Incentives Acts, the Puerto Rico Tax Incentives Act and the regulations promulgated thereunder.

        "936 OPTION RATE ADVANCE" means an Advance which bears interest at the 936 Option Rate.

        "936 OPTION RATE" means, for each Interest Period for a 936 Option Rate Advance, an interest rate per annum equal at all times to two (2) percentage points over the internal net cost of 936 Deposits to the Bank as determined by the Bank's lending unit.

        "ADVANCE" means an advance by the Bank to the Borrower pursuant to the provisions of Article 2 hereof and refers to a 936 Option Rate Advance, a Letter of Credit Advance, a LIBOR Option Rate Advance or Base Rate Advance.

        "AFFILIATE" means, with respect to any Person, any other Person or any group acting in concert in respect of such Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purpose of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such








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                                        3

Person, whether through the ownership of voting securities, by contract or otherwise.


        "AFICA" means the Puerto Rico Industrial, Medical, Higher Education and Environmental Pollution Control Facilities Financing Authority.

        "AFICA BONDS" means the Industrial Revenue Bonds, Series A (El San Juan Project) issued by AFICA pursuant to a certain Loan Agreement dated as of October 1, 1986, as amended, and other documentation related thereto.

        "AFICA MORTGAGE" means two equal rank mortgages in the aggregate principal amount of US$30,500,000 constituted by virture of Deed No. 23 of October 1, 1986 before Notary Luis Morales Steinmann to secure the payment of two mortgage notes issued by the Borrower in the principal sums of US$11,000,000 and US$19,500,000.

        "AFICA NOTES" means the two mortgage notes in the principal amounts of US$11,000,000 and US$19,500,000 secured by the AFICA Mortgage.

        "AFICA PLEDGE" means the pledge agreement executed by AFICA pledging the AFICA Notes.

        "AGREEMENT" means this Credit Agreement, including all amendments, modifications and supplements and any exhibits and schedules hereto, and shall refer to this Agreement as the same may be in effect at the time such reference becomes effective.

        "ANNUAL GROSS REVENUES" means total sales and other revenues of the Borrower, excluding casino revenues, adjusted for discounts, refunds and allowances and excluding tips, service charges added to a customer's bill or statement in lieu of gratuities which are payable to employees and taxes collected and remitted to others.

        "ASSIGNMENTS" means the assignments described in Section 4.1(c) and (e) hereof.

        "ASSIGNMENT OF RIGHTS AND RELATED AGREEMENTS" means the instrument of assignment of even date herewith pursuant to which Banque Paribas and Merrill Lynch Internaitonal Bank Incorporated are assigning their rights under the AFICA Pledge and certain other documents.

        "AUTHORIZED SIGNATORY" means each person at the itme designated to act on behalf of the referenced Person by written certificate.

        "BANK" has the meaning specified in the first paragraph hereof.








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

        "BASE RATE ADVANCE" means an Advance which bears interest at the Base Rate.

        "BASE RATE" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to one and one half (1 1/2) percentage points over the Bank of Nova Scotia Base Rate in New York City fluctuating concurrently with any change in said Base Rate.

        "BORROWER" has the meaning specified in the first paragraph hereof.

        "BUSINESS DAY" means (a) as to LIBOR funded portions of the loan, a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and not required or authorized to close in Puerto Rico, and (b) as to the 936 Funds and Base Rate portions of the Loan, a day in which the Bank is not required or authorized to close for business in Puert Rico.

        "CAPITAL EXPENDITURES" means, for any period and with respect to any Person, the aggregate of all expenditures (including payment of lease obligations which are required to be capitalized under generally accepted accounting principles) by such Person and its subsidiaries for property, plant and equipment (including renewals, improvements, replacements and capitalized repairs) during such period which would be reflected as additions to property, plant or equipment in a consolidated balance sheet of such Person and its subsidiaries prepared in accordance with generally accepted accounting principles.

        "DAY" means any calendar day.

        "DEBT" means, without duplication, indebtedness for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or obligations evidenced by notes, bonds, debentures or similar instruments except accounts payable and accrued liabilities arising in the ordinary course of business.

        "DEFAULT" means any event which with the giving of notice, the passage of time or both would become an Event of Default.

        "EVENT OF DEFAULT" has the meaning specified in Article 9 hereof.

        "EXCESS NET FREE CASH FLOW" means the sum of annual net income after taxes, and








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
depreciation, amortization and other non-cash charges, less, without duplication, an amount equal to four (4) percent of Annual Gross Revenues as a reserve for furniture, fixture, and equipment replacement, and debt service requirements.

        "FINANCIAL STATEMENTS" means the audited balance sheet and related audited statement of income, retained earnings and statements of cash flows of the Borrower (including auditor's notes and commets), audited and certified by a certified public accountant acceptable to the Bank.

        "FRANCHISE" means a franchise, license, authorization or right by contract or otherwise, to construct, own, operate, promote, extend or otherwise exploit the business to be operated by the Borrower granted by any Governmental Authority, expressly including, but not limtied to, such tax exemption decrees and licenses applicable to Borrower's hotel and casino operations, including substitutions, amendments and extensions thereof.

        "GOVERNMENTAL AUTHORITY" means (a) the United States of America, (b) the Commonwealth of Puerto Rico, (c) any political subdivision of any jurisdiciton referenced in clause (a) or (b) of this paragraph, and (d) any court, agency, department, commission, board, bureau or instrumentality of any jurisdiction referenced in clause (a), (b) or (c) of this sentence.

        "INTEREST PERIOD" means, the period between the day of the Advance and the day of payment in full of the principal amount of the Advance. An Interest Period shall or may be divided into successive periods, each such period being an Interest Period. The duration of each such Interest Period shall be (a) in the case of 936 Option Rate Advances, subject to market availability, 30, 60, 90 days, or such other longer period(s) as may be available and agreeable to the parties hereto, and (b) in the case of LIBOR Option Rate Advances 30, 60, 90, or 180 days or such other longer period(s) as may be available and agreeable to the parties hereto, subject to availability; in each case as selected by the Borrower upon notice received by the Bank not later than 11:00 A.M. (San Juan time) the first day of such Interest Period; provided, however, that whenever the first day of any Interest Period would otherwise occur on a day other than a Business Day the notice deadline shall extend to the next succeeding Business Day.

        "INVESTMENT" means any advance, loan, extension of credit or capital contribution used by the Borrower to purcahse, redeem or issue any stock, bonds, notes, warrants, options, debentures or other securities of, or to acquire by purchase or otherwise all or substantially all the business or assets, or any stock, partnership interest or other evicence of beneficial ownership of, or make any other investment in, any Person, except investments in accounts, contract rights and chattel paper, investments qualifying as cash equivalent investments under generally accepted accounting principles, notes receivable, arising or acquired in the conduct of the business of the Borrower in the ordinary course and the redemption of the AFICA Bonds.

        "LENDING OFFICE" means the Bank's branch located at Plaza Scotiabank, 273 Ponce de Leon Avenue, Hato Rey, Puerto Rico.

        "LETTER OF CREDIT" or "SUCCESSOR LETTER OF CREDIT" means the irrevocable transferable successor letter of credit to be issued by The Bank of Nova Scotia pursuant to the terms of this Agreement and under a certain Successor Letter of Credit and Reimbursement Agreement of even date.

        "LETTER OF CREDIT ADVANCE" means a Term Loan Advance (as said term is defined in Section 2 hereof) by the Bank to the Borrower pursuant to the provisions of Article 2 hereof covering funds made available to the Trustee pursuant to a draw against the Letter of Credit issued by the Bank as security for the payment of the AFICA Bonds.

        "LIBOR" (London InterBank Offer Rate) means with respect to an Interest Period for an Advance, the rate of interest per annum at which United States dollar deposits of equal or like amounts in United States dollars are offered by the principal office of The Bank of Nova Scotia in London, England, to prime banks in the London interbank market at 11:00 a.m. (London time), two (2) business days before the first day of such Interest Period for a period equal to such Interest Period and adjusted for "patente" tax costs.

        "LIBOR OPTION RATE" means an interest rate per annum equal at all times to two (2) percentage points over the LIBOR.

        "LIBOR OPTION RATE ADVANCE" means an Advance which bears interest at the LIBOR Option Rate.

        "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security








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
interest or encumbrance of any kind in respect of such asset. For the purpose of this Agreement, any Person shall be deemed to own, subject to a Lien, any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

        "LOAN AMOUNT" means US$34,000,000 made or to be made available by the Bank to the Borrower hereunder.

        "LOAN DOCUMENTS" means this Agreement and all documents and instruments to be delivered by the Borrower to the Lender pursuant to the provisions of
Section 4.1 hereof, including any and all amendments, substitutions, supplements and replacements thereof.

        "MORTGAGE NOTE" means the demand mortgage note in the principal amount of $34,000 being made and delivered by the Borrower to the Bank under the Pledge Agreement.

        "NOTE" or "NOTES" means the Operating Credit Note and the Term Loan Note executed by the Borrower hereunder.

        "OBLIGATIONS" means the obligations of the Borrower hereunder, under the Notes and under the other Loan Documents.

        "OPERATING CREDIT ADVANCES" means the advances described in Section 2.3 hereof.

        "OPERATING CREDIT FACILITY"means a US $1,000,000 revolving facility to be made available by the Bank to the Borrower hereunder.

        "OPERATING CREDIT NOTE" means the note issued by the Borrower evidencing Operating Credit Advances made or to be made by the Bank.

        "PERMITTED LIENS" means Liens existing on the date of this Agreement or created pursuant to this Agreement, and Liens consisting of capitalized leases or purchase money liens on Borrower's property or equipment incurred in connection with the normal and usual business operations and equipment maintenance and improvement activities at the El San Juan Hotel and Casino.

        "PERSON" means an individual, corporation (including a business trust), trust, unincorporated association, partnership, corporation, joint stock company, joint venture or other entity, or a foreign state or political subdivision thereof or any agency of such state or








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
subdivision.

        "PLEDGE AGREEMENT" means the Agreement pledging the Mortgage Notes as described in Section 4.1( a).

        "PROPERTY" or the "MORTGAGED  PROPERTY" means the property  described in
SCHEDULE I hereto and improvements now or hereafter constructed thereon.

        "REAL PROPERTY MORTGAGE" means the mortgage on the Property of even date securing the Mortgage Note.

        "TERM LOAN ADVANCE" means the advances described in Section 2.2 hereof.

        "TERM LOAN NOTE" means the note issued by the Borrower to evidence the Term Loan Advances made by the Bank.

         "THE BANK OF NOVA SCOTIA BASE RATE" means a variable per annum reference rate of interest (as announced and adjusted by The Bank of Nova Scotia from time to time) for United States dollar loans made by the Bank in the United States and Puerto Rico. No representation is made by the Bank that said rate is the lowest or most favorable rate offered or by the Bank.

        "TITLE COMPANY" means Chicago Title Insurance Company.

        "TITLE POLICIES" means two loan policies of title insurance each in the amounts of US$34,000,000, in form and substance satisfactory to Bank and issued and/or endorsed by the Title Company insuring that Bank has a first and secon priority lien and/or a security interest in the Property with no other exceptions to title, printed or otherwise.

                         ARTICLE 2. AMOUNTS AND TERMS OF THE ADVANCES
        Section 2.1.  The Advances.

        Each Advance made to the Borrower by the Bank and the amount of principal and the maturity thereof, shall be evidenced by a Note. The last availment date for Term Loan Advances hereunder shall be May 1, 1993.








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                                        9

        Section 2.2.  The Term Loan Advance.

        The Bank agrees, subject to the terms and conditions hereinabove and hereinafter set forth, to make Term Loan Advances to the Borrower under this Agreement in the aggregate amount of US$33,000,000. A Letter of Credit Advance shall be deemed a Term Loan Advance for purposes of this Agreement. The provisions hereinafter set forth as to Term Loan Advances, to the extent relevant to a Letter of Credit Advance, shall be deemed applicable to such an Advance.

        Section 2.3  The Operating Credit Advances.

        The Bank agrees, subject to the terms and conditions hereinabove and hereinafter set forth, to make Operating Credit Advances on a revolving basis to the Borrower from time to time in an aggregate principal amount not to exceed at any one time outstanding the sum of US$1,000,000. Each Operating Credit Advance shall be in an amount of not less than US$50,000.

        Section 2.4.  Making the Operating Credit Advances.

        Each Operating Credit Advance shall be made on written notice delivered by the Borrower to the Bank not later than 11:00 A.M. (San Juan time) on the date of such proposed borrowing.

        Section 2.5.  Borrower's Rate Selection Option.

        At Borrower's request and prior to the date of a proposed Term Loan Advance, the Bank shall promptly notify the Borrower of the available interest rates and Interest Periods for the particular Advance. The Bank shall quote to the Borrower as aforesaid the following rates of interest: (i) subject to the availability to the Bank of 936 Deposits, and to the eligibility of the Advance to be funded with 936 Deposits, the 936 Option Rate; (ii) subject to the availability to the Bank of LIBOR funds for such Interest Period, the LIBOR Option Rate; and (iii) the Base Rate.

        Lender will make 936 Option Rate Advances subject to the terms and conditions of this Agreement and induced and relying on the Borrower's warranty that each such Advance will, for the purpose of complying with applicable 936 Deposits investment requirements, be used and








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


                                       10

invested in Puerto Rico in "eligible activities", as the term is defined in the regulations promulgated under the Puerto Rico Industrial Incentive Acts.

        Upon receipt of Borrower's notice selecting the interest rate applicable to the particular Advance, the Bank shall make available the amount of the Advance by crediting the account of the Borrower at the Lending Office.

        Section 2.6. The Bank's Option to Suspend Borrowings (Pre-Funding Conversion). Anything in this Section 2 to the contrary notwithstanding,

        (i) if the Bank shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that a central bank or other Governmental Authority asserts that it is unlawful for (1) the Bank or its Lending Office to perform its obligations hereunder to make 936 Option Rate Advances or LIBOR Option Rate Advances, the right of the Borrower to select 936 Option Rate Advacnes or LIBOR Option Rate Advances for such borrowing or any subsequent borrowing, shall be suspended until the bank shall notify the Borrower that the circumstances causing such suspension no longer exist, and each Advance comprising the requested borrowing shall be deemed to be and shall be a Base Rate Advance; and (ii) If 936 or LIBOR deposits are not available, the right of the Borrower to select 936 or LIBOR Option Rate Advances for such borrowing or any subsequent borrowing shall be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist, and each Advance comprising the requested borrowing, shall be deemed to be and shall be an Base Rate Advance. Each notice of borrowing shall be irrevocable and binding on the Borrower.

        Section 2.7.  Borrower's Failure to give Notice.

        Anything in this Agreement to the contrary notwithstanding, in the event that the Borrower fails to deliver to the Bank its timely notice of Borrower's election of the interest rate applicable to the new Advance, then, unless the Borrower shall have informed the Bank on or before such date of its intent not to incur Advances on such date, the Borrower hereby irrevocably requests and authorizes the Bank to make Base Rate Advances in the aggregate








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                                       11

principal amount of the 936 or LIBOR Option Rate Advances maturing on such date.
        Section 2.8.  Fees.

        a) Front End Fee. The Borrower has paid to the Bank a front end fee equal to one and three quarters (1 3/4) percent of the Loan Amount, to wit the sum of US$577,500.

        b) Standby Fee. The Borrower agrees to pay the Bank monthly in arrears an amount equal to one quarter (1/4) percent per annum of the undrawn portion of the Loan Amount, commencing on December 1, 1992. The standby fee is calculated on a daily basis and payable as aforesaid. For purposes of calculating the standby fee, the stated amount of the Letter of Credit outstanding shall be deemed "drawn".

                         ARTICLE 3.   PAYMENTS, INTEREST & INDEMNITIES
        Section 3.1.  Repayment.

        (a)  The Term Loan Advance.

        The Term Loan Advances made by the Bank to the Borrower shall be evidenced by the Term Loan Note.

        Absent a prior demand for payment by the Bank under the terms of this Agreement or of the Loan Documents, the principal of the Term Loan Note, i.e., the amount of US$33,000,000, shall be repaid pursuant to the repayment schedule appearing thereon.

        (b) Mandatory Supplemental Prepayments of Principal of the Term Loan Note. Anything in this Agreement or in the Term Loan Note to the contrary notwithstanding, in the event that there exists an Excess Net Free Cash Flow as of the end of Borrower's fiscal year, i. e. June 30th of each year, Borrower shall, within one hundred twenty (120) days after the end of such fiscal year deliver to the Bank an amount equal to fifty (50) percent of said Excess Net Free Cash Flow as a prepayment of the outstanding balance under the Term Loan Note, to be applied to the cash installment (the 120th installment) on the Term Loan Note until the balance of such installment is reduced to US$3,000,000 or less. The Borrower's obligation to make Mandatory Supplemental Prepayments as aforesaid shall cease when the balance of the 120th installment of the Term Loan Note is reduced to US$3,000,000 or less.







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                                       12

        (c)    Voluntary Prepayments.

        Voluntary  Prepayments  shall  be  allowed  at the end of each  Interest
Period in minimum amounts of US$500,000 upon 2 Business days prior written notice given by the Borrower to the Bank. Any such voluntary prepayment shall be applied to the outstanding balance in inverse order of maturities.

        (d)    F.   F.  &  E.  Reserve.

        The Borrower agrees that during each of Borrower's fiscal years during the term of this Agreement, the Borrower shall use or hold in reserve as hereinafter provided, an amount at least equal to four (4) percent of its Annual Gross Revenues for the replacement of Borrower's furniture, fixtures, and equipment in its El San Juan Hote & Casino operations to be used in accordance with past practices. The Borrower shall make a monthly deposit to a special account maintained by the Borrower with the Bank of an amount equal to four (4) percent of Borrower's revenues for the preceding month, less expenditures incurred during such month for such replacement of furniture, fixtures and equipment. The amount so deposited shall be held by the Borrower in a special account at the Lending Office bearing the title of "Posadas de San Juan Associates/F. F. & E. Reserve Account". The funds deposited in the F. F. & E. Reserve Account shall, absent the Bank's institution of foreclosure or receivership proceedings be available to the Borrower at all times for the exclusive purpose of replacement of furniture, fixtures and equipment for the operation of the El San Juan Hotel and Casino facilities.

        (e)    The Operating Credit Advances.

        Each Operating Credit Advacne shall be evidenced by the Operating Credit Note.

        The Operating Credit Advances made under the Operating Credit Note shall be payable on demand. The Operating Credit Facility is subject to: (i) the Bank's favorable periodic (but not less frequent than annual) review to verify Borrower's compliance with the terms and conditions of this Agreement and of the Loan Documents, (ii) the favorable fluctuations of Borrower's account with the Bank, (iii) the absence of a materially adverse change in the Borrower's financial condition, and (iv) coverage of the then outstanding balance under the Operating Credit Facility at all times by good receivables (up to ninety (90) days ageing)








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                                              13

providing a one hundred fifty percent (150%) coverage.

        Section 3.2.  Interest.

        The Borrower shall pay interest on theAdvances made by the Bank hereunder calculated on a daily basis and payable monthly on the twenty second day of each month (unless otherwise stipulated by the Bank) on the actual daily unpaid principal amount of each Advance made by the Bank from the date of such Advance until the principal amount thereof shall be paid in full.

        The interest on the Term Loan Advance shall be payable at the following rates per annum:

        a) If such Advance is a Base Rate Advance, at the Base Rate.

        b) If such Advance is a 936 Option Rate Advance, at the 936 Option Rate.

        c) If such Advance is a LIBOR Option Rate Advance, at the LIBOR Option Rate.

        The interest rate payable on the Operating Credit Advances shall be equal to one (1) percentage point over The Bank of Nova Scotia Base Rate.

        Section 3.3. Default Interest Rates.

        a) As long as any Event of Default shall be continuing, all outstanding Advances shall bear interest at a rate per annum equal at all times to two (2) percentage ponts per annum above the rate of interest otherwise applicable to such Advances in effect from time to time. This default interest rate shall be effective as of the date of the occurrence of an Event of Default under the Agreement and shall remain in effect until such time as the Event of Default is fully remedied. The existence, payment and/or collection of default interest rate(s) shall not constitute a waiver by the Bank of its rights under this Agreement, the Loan Documents or applicable laws and shall not preclude the Bank from:

        (i)    declaring an Event of Default; or

        (ii) taking such action as may be available to it under the terms of this Agreement, the Loan Documents or applicable laws and/or regulations.

        b) Maximum Interest Rate Payable.

        This Agreement is subject to the express condition that at no time shall Borrower be obligated or required to pay interest at a rate which could subject the Bank to either civil or

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                                              14

criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by law to contract or agree to pay. If by the terms of this Agreement, the Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payments in excess of sucy maximum rate shall be applied and shall be deemed to have been payments in reduciton of principal, in inverse order of maturity.

        3.4.  Funding Conversion, Maintenance of Loan.

        Notwithstanding   any  other  provision  of  this   Agreement,   if  the
introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental
Authority shall assert that it is unlawful for the Bank to perform its obligations hereunder to maintain Advances hereunder with 936 Deposits or LIBOR FUNDS, as the case may be, then, on notice thereof and demand therefor by the Bank to the Borrower, (a) the obligation of the Bank to maintain such Advances with 936 Deposits or LIBOR funds, as the case may be, shall terminate and (b) the Bank immediately shall convert all outstanding Advances funded with 936 Deposits or LIBOR funds, as the case may be to Base Rate Advances.

        In the event that the Bank suffers any loss or expense as a result of the conversion of the Advances as aforesaid, the Borrower shall, upon demand by the Bank, pay to the Bank additional amounts sufficient, as determined by the Bank in its sole discretion, to cover said loss or expense. A certificate, suppored with appropriate data as to the amount of such loss or expense submitted to the Borrower by the Bank, absent manifest error, as determined by the Bank in its sole discretion, shall be conclusive and binding for all purposes.

        Section 3.5.  936 Indemnity.

        In the event the use given by the Borrower to the 936 Option Rate Advances or the conduct of its business and/or the use of the funds advanced hereunder were to disqualify said portion of the loan as an "Eligible Activitiy", as defined in Regulation Number 3582, as amended, as promulgated by the Commission of Financial Institutions of the Commonwealth of Puerto Rico, the Borrower shall indemnify the Bank for any and all taxes, damages, fees, costs and expenses as may result from said disqualification.

        Section 3.6.  Prepayments of Principal.

        (a) Except as otherwise specifically provided in this Article 3, the Borrower shall have no right to preay the principal amount of any Advance or any portion thereof.

        (b) The Borrower may, without premium or penalty, prepay the outstanding principal amount of any Base Rate Advance in whole or ratably in part together with accrued interest to the date of such prepayment on the principal amount so prepaid.

        (c) The Borrower understands that in connection with the Bank making any 936 or LIBOR Option Rate Advance, the Bank may enter into funding arrangements with third parties on terms and conditions which could result in substantial losses to the Bank if such Advance does not remain outstanding at the interest rate therefor, as determined in accordance herewith, for the entire Interest Period with respect thereto. Therefore, if either (i) after the Borrower and the Bank have agreed in respect of a 936 or a LIBOR Option Rate Advance, such Advance is not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than (A) a suspension under clause (i) or (ii) of Section 2.6 of the right of the Borrower to select a 936 or LIBOR Option Rate Advance, or (B) a breach by the Bank of its obligations hereunder, or (ii) such Advance is repaid by the Borrower in whole or in part prior to the last day of such Interest Period (whether pursuant to the provisions of Section 3.9, as a result of acceleration, by operation of law or otherwise), the Borrower will pay to the Bank on the prepayment date, as liquidated damages and not as a penalty an amount required to compensate the Bank for the actual cost, if any, of any such early termination of its funding arrangements, said amount to be determined by the Bank and notified to the Borrower in a certificate in reasonable detail prepared by the Bank. The contents of said certificate shall, absent manifest error, be considered conclusive and final.

        (d) Borrower may repay 936 and LIBOR Rate Advances, without penalty, on their respective Interest Period roll over dates.

        In the event that Borrower's prepayment exceeds the sum of US$5,000,000, Borrower shall give the Bank prior written notice of its intention to make such prepayment not less than two (2) Business Days prior to the date of such prepayment.

        Section 3.7.  Payments, Authorization to Debit Account and Computations.

        (a) The Borrower shall make each payment hereunder and under the Notes not later than 2:30 P.M. (San Juan, Puerto Rico time) on the day when due, in United States dollars to the Bank at its Lending Office.

        (b) The Borrower hereby authorizes the Bank, if and to the extent payment owed to the Bank is not made when due hereunder or under the Notes held by the Bank, to charge from time to time against any or all of the Borrower's accounts with the Bank any amount so due.

        (c) All computations of rates of interest, additional interest and fees shall be made by the Bank on the basis of

        i) a 360 day year with respect to 936 Option Rate and LIBOR Advances and

        ii) a 365 day year with respect to Base Rate Advances, both for the actual number of days elapsed.

        Each determination by the Bank of an interest rate of fee herunder shall be, in the absence of manifest error, as determined by the Bank in its sole discretion, conclusive and binding on the Borrower for all purposes.

        (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and in such case, such extension of time shall be included in the computation of payment of interest.

        Section 3.8.  Capital Adequacy.

        In the event of the adoption of any requirement of law regarding capital adequacy, reserve requirements, or any change therein or in the interpretation or application thereof or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other Governmental Authority, does or shall have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy), then from time to time, upon written demand by the Bank accompanied by a certificate by the Bank in reasonable detail stating the basis for such determination, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction as a consequence of its obligations hereunder.

        Section 3.9.  Change in Law.

        (a) If any change in applicable law or regulations or in the interpretation thereof by a court of justice or any Governmental Authority charged with the adminstriation thereof shall make it unlawful for the Bank to continue to maintain the Loan or for the Borrower to comply with its obligations as contemplated by this Agreement, the Borrower shll forthwith, upon demand by the Bank to the Borrower, prepay in full the Advances then outstanding, together with accrued interest thereon and payment of any amounts required to compensate the Bank for any additional direct cost or expense which it may incur as a result of such prepayment.

        (b) If any change in any applicable law or regulation or in the interpretation thereof by a court of justice or any governmental authority charged with the administration thereof shall:

        (i) impose, modif, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds for contributions by Bank; or

        (ii)  impose  on Bank any  other  condition regarding this Agreement; or

        (iii) subject Bank to any tax (including, without limitation, United States interest equalization tax), levy, impost, duty, charge, fee, deduction or withholding on or from payments due from the Borrower hereunder; or

        (iv) change the basis of taxation of payments due from the Borrower to Bank hereunder (other than by a change in taxation of the overall net income of Bank);

        (v) change the law, rules and/or regulations applicable to the use, location, taxes, availability, expenses and cost of funds made available by United States Internal Revenue Code to Section 936 corporations;

and the result of any of the foregoing is to increase the cost to Bank of making the 936 Option Rate Advances or to reduce the amount of principal or interest received by Bank, as determined by the Bank in its sole discretion, then upon demand by Bank to the Borrower, the Borrower shall pay to Bank from time to time, as specified by Bank, additional amounts which shall compensate Bank for such increased cost or reduced amount.

        Section 3.10.  General Indemnity

        The Borrower will at all times indemnify and hold harmless the Bank against any and all losses, costs, damages, expenses and liabilities (collectively referred to hereinafter as "Losses") of whatever nature (including but not limtied to reasonable attorneys' fees, litigation and court costs, amounts paid in settlement, and amounts paid to discharge judgements) directly or indirectly resulting from, arising out of, or related to one or more Claims, as hereinafter defined. The word "Claims" as used herein shall mean all claims, lawsuits, causes of action and other legal actions and proceedings brought against the Bank or to which the Bank is a party, that directly or indirectly result from, arise out of, or relate to (a) the operation, use, occupancy, maintenance or ownership of the Property or any part thereof or (b) the execution, delivery or performance of the Loan Documents, or any related instruments or documents or (c) any untrue statement or alleged untrue statement of a material fact contained in this Agreement or in the Loan Documents, or any application made in connection therewith or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. The obligations of the Borrower under this Section 3.10 shall apply to all Losses or Claims, or both which are asserted prior to termination of this Agreement or thereafter and in each case arising from events occurring for reasons other than the negligence of the Bank and which arose prior to the Borrower ceasing to have possession and control of the Property. In case any action shall be brought against the Bank in respect of which indemnity may be sought against the Borrower, the Bank shall promptly notify the Borrower in writing and the Borrower shall have the right to assume the investigation and defense thereof including the engagement of counsel acceptable to the Bank and the payment of all expenses. In the event counsel engaged by the Borrower were not acceptable to the Bank, the Bank shall have the right to employ separate counsel in any such action and participate in the investigation and defense thereof, and the fees and expenses of such cousnel shall be paid by the Borrower. The Borrower shall not be liable for any settlement of any such action without its consent but, if any such action is settled with the consent of the Borrower, the Borrower agrees to indemnify and hold harmless the Bank from and against any such Losses or Claims. Nothing herein shall be construed as requiring the Bank to acquire or maintain insuance of any form or nature with respect to the Property or any portion thereof or with respect to any phrase, term, provisions, condition or obligation of this Agreement or any othe rmatter in connection herewith.

        The provisions of this Section 3.10 shall survive the expiration or termination of this Agreement.

                                   ARTICLE 4.  THE SECURITY

        Section 4.1.  The Security.

        All funds advances to or owed by the Borrower pursuant to this Agreement shall be secured by the following documents, all of which shall be duly executed by the appropriate parties thereto and acceptable to the Bank:

     a) Pledge of the Mortgage Note payable to the Bank in the principal amount of US$34,000,000 secured by the Real Property Mortgage on the Property, including such furniture, fixtures, machinery and equipment as may be now or hereinafter located thereon.

     b) The Real Property Mortgage and Mortgage Note.

     c) The Assignment of Rights and Related Agreements.

     d) Valid mortgagee endorsements in favor of the Bank as to all insurance policies covering all risks to the Property, including but not limtied to business interruption, flood and personal property, and, valid endorsement showing the Bank as additional insured, as to all public liability policies held by the Borrower as to its operations on the Property.

     e)  Assignment  of  Borrower's  present  and  future  accounts   receivable
     (excluding slot machine receivables) and leases as security for Operating Credit Advances.

     f) The Title Policies.

        The Loan Documents shall except as set forth above secure the full and complete payment of the Loan Amount as evidenced by this Agreement, the Notes, as well as all interest thereon, any costs, expenses and reasonable attorneys' fees that may become due and payable upon the occurrence of a Default or an Event of Default and any other amounts payable and/or reimbursable to the Bank pursuant to this Agreement and the other Loan Documents. The Bank, with or without notice to or consent of the Borrower, may take (but Borrower shall not be obligated to furnish) from any other person or persons additional securities for the Loan, without impairing, by so doing, any other collateral guarantees and securities the Bank may hold.

                               ARTICLE 5.  CONDITIONS OF LENDING

        Section 5.1  Conditions Precedent to the Effectiveness of the Agreement.

        This Agreement shall become effective, when and ony when the Borrower and the Bank have executed this Agreement subject to the following conditions precedent:

        The Bank shall have received on the Closing Date the following, each dated the Closing Date, in form and substance satisfactory to the Bank:

        (i) The Notes to the order of the Bank.

        (ii) Certified copy of A) the resolution and of such other consent, resolutions and documents as may have been approved authorizing the negotiation, execution and delivery of this Agreement, the Notes, the Loan Documents and all other documents to be delivered hereunder or thereunder to which it is a party and other documents and instruments evidencing other necessary action, if any, with respect to Loan Documents and B) certified copies of the Deed of Partnership or such other document(s) evidencing the creation and organization of the Borrower.


        (iii) Certificate of the Borrower certifying the names and true signatures of the persons authorized to execute and deliver this Agreement and each Loan Document to which it is a party and the other documents to be delivered by it hereunder or thereunder.

        (iv) A favorable opinion of outside counsel for the Borrower in form satisfactory to the Bank.

        (v) The Financial Statements of the Borrower for the last fiscal year.

        (vi) The Loan Documents listed and described in Article 4 of this Agreement.

        (vii) A duly executed letter of representation of the Borrower acceptable to the Bank as to the use and eligibility of the 936 Option Rate Advances to be made by the Bank hereunder and a Certificate from Borrower's Assistant Manager confirmig that the proceeds of the AFICA US$30,500,000 Industrial Revenue Bonds, Series A issued as of October 1, 1986 and of the U. S. $7,500,000 loan by Williams Hospitality Management Corp. were used in an "Eligible Activity", as defined in Regulation Number 3582, as amended, as promulgated by the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico.

        (viii) Evidence that all insurance policies required by this Agreement have been duly issued, in full force and effect with premiums prepaid and have been endorsed to the Bank as co-insured or loss payee thereunder, as applicable, with a 30-day prior notice to the Bank pre-cancellation provision.

        (ix) Certificate from Borrower's Assistant Manager attesting to the fact that each consent, license and approval required in connection with the execution, delivery, performance, validity and enforceability of each of the Loan Documents, and the ownership, use or exploitation of the Property shall be in full force and effect and shall be satisfactory in form and substance to the Bank.

        (x) Subordination Agreement executed by Williams Hospitality Management Corp., substantially in the form of EXHIBIT "A" hereto.

        (xi) As of the Closing Date, there shll have been no material adverse change in the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrower, or litigation which might have a material adverse effect thereon.

        (xii) On or before the Closing Date the Bank shall have received such other approvals, opinions or documents as the Bank may reasonably request.

        Section 5.2. Conditions to Each Advance.


        The obligation of the Bank to make an Advance on the occasion of each borrowing (including the initial borrowing) shall be subject ot the further conditions that, on the date of such borrowing, the following statements shall be true:

          (a) the  representations  and warranties of the Borrower  contained in
          Article 6 hereof and in the Loan Documents are true and correct in all material respects on and as of the date of such borrowing as though made on and as of such date; and

          (b) no event has occurred and is continuing, or would result from such borrowoing, which constitutes a Default or an Event of Default; and

          (c) The Bank shall have received a written notice delivered by the Borrower to the Bank borrowing pursuant to the provisions more specifically set forth in Section 2.4 and 2.5 hereof.

        Section  5.3. Additional  Conditions to Each 936 Option Rate Advance.

        The obligation of the Bank to make a 936 Option Rate Advance on the occasion of each borrowoing shall be subject to the use of the proceeds from such 936 Option Rate Advance by the Borrower for investments or purposes which are "Eligible Activities" as defined in Regulation Nubmer 3582, as amended, as promulgated by the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico, the afresaid use of the proceeds to be verified by a Certificate issued by the Chief Financial Officer of the Borrower.

        Section 5.4. Additional Review Conditions to Advances and Maintaining of the Operating Credit Facility.

        The Operating Credit Facility made available hereunder is subject to periodic (but not less frequent than annual) reviews by the Bank, which includes but is not limited to verification of Borrower's compliance with the terms and conditions of this Agreement and continuation of same is dependent on no materially adverse changes occurring in the Borrower's financial conditions.

        Section 5.5.  Additional Condition for Letter of Credit Advances.

               The obligation of the Bank ot make the Letter of Credit Advance shall be subject to the simultaneous execution by the Borrower of a Deed of Subordination substantially in the form of EXHIBIT "B" hereof.

                          ARTICLE 6.  REPRESENTATIONS AND WARRANTIES

        Section 6.1. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Bank as follows:

        (a) The Borrower is a duly organized and validly existing partnership under the laws of the State of New York, and has the power and authority to own its properties and to carry on its business as it is now being conducted and is registered at the Mercantile Registry of the Commonwealth of Puerto Rico and Borrower is not engaged in trade or business in the continental United States for U.S. tax purposes.

        (b) The execution, delivery and performance by the Borrower of this Agreemeent and each Loan Document to which it is a party are within its powers, have been duly authorized by all necessary partnership action, and do not contravene any provision of the Borrower's partnership agreement, or any law or contractual restriction binding on or affecting it.

        (c) No authorization or approval or other action by, and no notice to or filng with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement and each Loan Document to which it is a party other than such authorizations and approvals as have already been obtained and are in full force and effect.

        (d) This Agreement, the Notes, and each of the Loan Documents signed by the Borrower when delivered hereunder will be, duly executed and delivered and constitute valid and binding obligations of the Borrower, enforceable against the Borrower in accordacne with their respective terms.

        (e) The Borrower is not in default of any provision of its partnership agreement; nor is it in default in the payment or performance or observance of any contract, agreement or other instrument to which it is a party or by which it or any of its properties or assets may be bound, which individually, or together with all other such defaults, could, now or in the future, have a material adverse affect on the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrower or materially impair the Borrower's ability to pay the Notes or perform or observe the provisions of this Agreement or the Loan Documents.

        (f) The Borrower is not in violation of any law, rule or regulation of any Governmental Authority, except where such violation cannot result in a materially adverse effect on the business, operations, proprties, assets, prospects or condition (financial or otherwise) of the Borrower, and to the best of the Borrower's knowledge after due inquiry, there is no threatened action or proceeding, affecting the Borrower before any court, governmental agency or arbitrator, which may materially adversely affect the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrower.

        (g) No proceeds of any borrowing will be used to acquire any security in any transaction which is subject ot the Securities Exchange Act of 1934.

        (h) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any borrowiong will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

        (i) The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (j) Borrower has good title to the Property and the Real Property Mortgage will, upon the subordination of the AFICA Mortgage, constitute a valid first lien and perfected priorty security interest on and in the Property.

        (k) The proceeds of the Advances consisting of 936 Option Rate Advances shall be used by the Borrower only in "Eligible Activities" as said term is defined in Regulation 3582, as amended, promulgated by the Commissioner of Financial Institutions of Puerto Rico, and the proceeds of the borrowings consisting of other Advances are being used by the Borrower for the stated purposes of this loan.

        (l) There has been no material adverse change in the business, operations, properties, prospects, assets or condition (financial or otherwise) of the Borrower since the date of the Borrower's Financial Statements.

        (m) All Federal, Puerto Rico, and foreign tax returns reports and statements

(including, without limitation, those relating to income and property taxes withholding, social security and unemployment taxes, sales and use taxes, "patentes" and franchise taxes) required to be filed by the Borrower have been properly filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed, which returns, reports and statements are complete and accurate and all taxes and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings. The Borrower has not filed with the appropriate Governmental Authority any agreement or other document extending or having the effect of extending the period for filing returns or the period for assessment or collection of any Federal, Puerto Rico, or foreign taxes or other impositions. All tax deficiencies asserted or assessments made as a result of any examinations conducted by any applicable Governmental Authority relating to the Borrower have been fully paid. Proper and accurate amounts have been withheld by the Borrower from its employees for all periods to fully comply with the tax, social security and unemployment withholding provisions of applicable Federal, Puerto Rico and foreign law.

        (n) The Borrower holds all Franchises required for its operations and said Franchises are in full force and effect and no other approval, application, filing, registration, consent or other action of any local, state or federal authority is required to enable the Borrower to exploint any such Franchise. The Borrower has not received any notice from the granting body or any other Governmental Authority with respect to any breach of any covenant under, or any default with respect to, any such Franchises. Before and upon giving effect to this Agreement and the Loan Documents no default shall have occurred and be continuing under any such Franchises. All material consents and approvals of, filings and registration with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to maintain any Franchises in full force and effect prior to the scheduled date of expiration thereof have been, or, prior to the time when required, will have been, obtained, given, filed or taken and are or will be in full force and effect.








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                                              26

        (o) All policies of insurance of any kind or nature owned by or issued to the Borrower, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, worker's compensation, employee health and welfare, title, property and liability insurance are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of the Borrower. The Borrower has not been refused insurance for which it applied or had any policy of insurance terminated (other than at its request).

        (p) There are no strikes or other material labor disputes or grievances pending against the Borrower. To the knowledge of the Borrower, there are no such strikes and no such disputes threatened which could materially and adversely affect the business, properties, prospects, assets, operations or condition (financial or otherwise) of the Borrower. There are no unfair labor practice charges or grievances pending or in process or, to the knowledge of the Borrower, threatened by or on behalf of any employee or group of employees of the Borrower. There are no written complaints received by the Borrower, or, to the knowledge of the Borrower, threatened, or with respect to unresolved complaints, on file, with any Federal, state or local govermental agency alleging employment discrimination by the Borrower. All payments due from the Borrower pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower.

        (q) The Borrower's Financial Statements as of the dates and for the periods therein indicated, present fairly the financial position, results of operations and changes in cash flows of the Borrower and have been prepared in accordance with the accepted accounting principles consistently applied.

        (r) The Borrower has no liability (whehter absolute or contingent and whether due or to become due) or loss contingency (as that term is defined in the Statement of Financial Standards No. 5) which is required to be disclosed in the Borrower Financial Statements which in accordance with generally accepted accounting principles is not disclosed on the Borrower's Financial Statements.

        (s) The Borrower is in compliance in all materials respects with labor laws and








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                                              27

regulations applicable to its operations.

        (t) The Borrower has not engaged nor is Borrower obligated to any investment banker broker, finder, or other intermediary in connection with this Agreement.

        (u) None of the representations or statements of the Borrower contained in any Loan Document or in any certificate furnished to the Bank by or on behalf of such Person pursuant to the provisions contained herein or therein contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements as a whole contained herein or therein not misleading. There is no fact concerning the business, property or affairs of the Borrower which the Borrower has not disclosed to the Bank in writing prior to the execution of this Agreement which materially and adversely affects the business, operations, assets, profits or condition (financial or otherwise) of the Borrower

                             ARTICLE 7.  COVENANTS OF THE BORROWER

        Section 7.1.  Affirmative Covenants.

        As long as any Note shall remain unpaid, the Borrower will, unless the Bank shall otherwise consent in writing:

        7.1.1.  Maintenance of Existence, Conduct of Business.

        Preserve and maintain its legal existence and all of its rights, privileges, licenses (including its Casino License) and Franchises necessary or desirable in the normal conduct of its business, and

        (a)    conduct its business in a regular manner;

        (b) use its reasonable efforts, in the ordinary course and consistent with past practice to (i) preserve its goodwill and the business of the customers, suppliers and others having business relations with the Borrower, and
(ii) keep available the services and goodwill of the present employees of the Borrower; provided however that nothing herein shall be deemed to require Borrower to maintain the services of any particular employee or give any employee the right to be employed by Borrower;

        (c) preserve all material registered trademarks, trade names and service marks with respect to the Borrower; and








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                                              28

        (d) perform and observe, in all material respects, all the terms, covenants and conditions required to be performed and observed by it under any lease (including, without limitation, pay all rent and other charges payable under any lease) or any other material contract to which it is a party or by which it is bound, and shall do all things necessary to preserve and to keep unimpaired its rights under the leases and such contracts.

        7.1.2.  Compliane with Laws, Etc.

        Comply with all (a) applicable laws, rules,  regulations and orders; and
(b) material licenses, permits and other instruments owned by it relating or otherwise applicable to the operations of the Borrower, except where the failure to comply would not have a material adverse effect on the business, properties, operations, profits, prospects or conditions (financial or otherwise) of the Borrower or on the rights and remedies of the Bank.

        7.1.3.  Taxes and Claims.

        Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of the Borrower, provided that no such tax, assessment, charge, levy or claim shall be required to be paid if the payment of such is being contested in good faith and by proper proceedings and reserves with respect thereto that are adequate in Borrower's good faith judgment are maintained.

        7.1.4.  Maintenance of and Access to Books and Properties.

        Keep proper books of records and account, in which full and correct entries are made of all its financial transactions and its assets and business in accordance with generally accepted accounting principles consistently applied and sound business practices. Keep all of its properties necessary to its business in good working order and condition, ordinary wear and tear excepted, and permit representatives of the Bank to inspect such properties, and to examine and make extracts from its books and recrods during normal business hours upon reasonable notice.

        7.1.5.  Notice of Default and Litigation.

        Promptly upon receipt of knowledge thereof deliver to the Bank notice of any Default or

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                                              29

Event of Default and of all litigation and of all proceedings before any court, arbitrator or governmental or regulatory agency affecting the Borrower and/or the Property, except litigation or proceedings which, if adversely determined, could not materially and adversely affect the business, properties, prospects, assets, operations or condition (financial or otherwise) of the Borrower.

        7.1.6.  Operating Accounts and Credit Card Business.

        Maintain and operate its operating accounts and conduct its credit card business at and with the Bank and use its best efforts to cause the Condado Plaza Hotel and Casino to undertake similar action. Borrower's obligation under this sub-section to be conditioned upon the Bank furnishing competitive services at competitive prices.

        7.1.6.  Reporting Requirements.
        Borrower shall deliver to the Bank:

          (a) as soon as available  and in any event  within one hundred  twenty
          (120) days after the end of each fiscal year of the Borrower, (i) the Financial Statements of the Borrower for such fiscal year, with a certificate (without qualification) from Borrower's Chief Financial Officer stating that, to the knowledge of said officer no Default or Event of Default has occurred, or if, in the opinion of said officer, a Default or an Event of Default has occurred, a statement as to the nature thereof;

          (b) as soon as available and in any event within forty five (45) days after the end of each fiscal quarter of the Borrower, the un-audited financial statements of the Borrower, certified by the latter's Chief Financial Officer;

          (c) promptly after the sending or filing thereof or upon their becoming available, copies of all material reports and notices which the Borrower files with or delivers to, or is required to file with or deliver to, or receives from the Puerto Rico Department of the Treasury, Department of Labor, Department of Tourism and the Environmental Quality Board; the Internal Revenue Service, or the United States Department of Labor or the Environmental Protection Agency;

          (d) as soon as available  and in any event  within one hundred  twenty
          (120) days after
          the end of each fiscal year, the annual profit and loss and Capitol Expenditures Budget for Borrower's succeeding fiscal year;

          (e) within thirty (30) days after the end of each month, a shcedule showing the ageing of Borrower's accounts receivable;

          (f) annual or semi-annual (as applicable) evidence of payment or property taxes on the Property;

          (g) such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Bank may from time to time reasonably request.

          Section 7.2. Negative Covenants

        As long as any Note shall remain unpaid or any amount is due under this Agrement, the Borrower shall not, unless otherwise authorized in writing by the
Bank:

        7.2.1. Liens.

        Create, suffer to exist or otherwise allow a Lien, encumbrance or charge on its assets, or on the Property, except those incurred in the ordinary course of business and Permitted Liens.

        7.2.2.  Debt.

        Create or suffer to exist any Debt or other monetary obligation other than (i) the Debt outstanding on the date hereof or created hereunder or pursuant hereto, (ii) Debt (not to exceed US$500,000 in each case) incurred in connection with the purchase of equipment for the El San Juan Hotel and Casino in connection with the customary maintennce and improvements thereof and thereto and (iii) trade debt incurred in the ordinary course of business or resulting from accrued or unpaid basic or incentive management fees.

        7.2.3.  Investments.

        Make or commit to make directly or indirectly any Investment except Investments existing on the date hereof and Investments made with the consent of the Bank which consent shall not be unreasonably withheld.

        7.2.4.  Mergers, Acquisitions, Etc.

        Consolidate or merge with any Person; or sell, lease, assign, transfer or otherwise dispose of all or any material part of its business or assets, or any real property (other than non-








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                                              31

materials leasehold interests) to any Person.
        7.2.5.  Contingent Liabilities.

        Except to the extent existing on the date hereof or as expressly permitted herein, or with the Bank's prior consent which consent shall not be unreasonably withheld, assume, endorse, be or become liable for, or guarantee, directly or indirectly, any Debt or obligation of any other Person, or in any manner provide for the payment of any Debt of any other Person or otherwise protect the holder of such Debt against loss (whether by virtue of corporate arrangements, agreements to purchase assets, goods, securities or services, or to take-or-pay otherwise) except for endorsements for collection or deposit in the ordinary course of business.

        7.2.6.  Transactions with Affiliates.

        Do, directly or indirectly, any of the following: (i) make any investment in an Affiliate; (ii) transfer, sell, lease, assign or otherwise dispose of any assets to an Affliate except in the ordinary course of Borrower's business and consistent with past practices; (iii) merge into or consolidate with or purchase or acquire assets from an Affiliate; (iv) repay any indebtedness to an Affliate (other than existing unpaid basic and incentive management fees and interest and others indebtedness payable to Williams Hospitality Management Corp. and certain other Affiliates) not in the ordinary course of business; or (v) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate) except the purchase, sale, lease or other exchange of equipment, services or products in connection with the operation of the El San Juan Hotel and Casino; or make advances to any Affiliate. The Bank expressly acknowledges and consents to Borrower's repayment of a loan with interest due Williams Hospitality Management Corporation out of proceeds from Term Loan Advances.

        7.2.7.  Accounting Changes.

        Make any significant change in accounting treatment and reporting practices except as required by generally accepted accounting principles.

        7.2.8.  Dividends, Capital Distributions and Management Fees.

        Declare, distribute or pay capital contributions, dividends and/or accrued and unpaid








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                                              32

management fees (including interest thereon) in excess of fifty (50) percent of the Excess Net Free Cash Flow prior to the last installment due under the Term Loan Note being reduced to US$3,000,000 or less.

        7.2.9.  Time Sharing.

        Allow the use of time sharing or other forms of interval ownership of the El San Juan Hotel and Casino rooms and other facilities.

        7.2.10.  Management Agreement.

        Allow or make amendments to the existing Management Agreement dated July 31, 1984, as amended, with Williams Hospitality Management Corp.

                                 ARTICLE 8.  SPECIAL COVENANTS

        Section 8.1. Environmental Representation, Covenant and Indemnification.

        The Borrower hereby represents and warrants taht the Mortgage Property currently complies with and, to the Borrower's knowledge, has heretofore comlied with, the laws, rules, regulations and ordinances of the Governmental Authorities having jurisdiction on the matter where the Mortgaged Property is located relating to the storage, use manufacutre, disposal, generation, transportation, or treatment of any Hazardous Materials (as defined below). If the presence of Hazardous Materials at, about, or, under or in the Mortgaged Property has resulted in, or shall hereafter result in (i) contamination or deterioration of air, water or soil to a level of contamination greater than the levels permitted or established by any Governmental Authority having jurisdiciton over such contamination or occurrence, or in violation of any applicable law, rule or regulation, (ii) the termination or adverse modification of any permit or authorization as to the use or occupancy of the Mortgaged Property or (iii) the inability to obtain or maintain any required insurance policies, then the Borrower covenants and agrees to promptly take any and all action necessary to cure any such violation and/or clean up such contamination, to the extent required by (and in compliance with the directives of) any Governmental Authority or issuer of an insurance policy.

        The Borrower covenants and agrees to indemnify the Bank, its affiliates and nominees and all shareholders, directors, officers, and employees of any of the foregoing (collectively, the

"Indemnitees") and hold the Indemnitees harmless from any and all liabilities, losses, costs, fees and/or expenses (collectively the "Losses") arising out of or resultig from the existence, encapsulation or removal (required or recommended by any law, ordinance, rule, regulations or guidelines of the United States of America, the Commonwealth of Puerto Rico or any other governmental or quasi-governmental entity, agency or instrumentality having jurisdiction over the Mortgaged Property) of any Hazardous Materials at, about, on under or in the Mortgaged Property or any part or parts thereof. The foregoing indemnity shall survive any foreclosure sale or other disposition of the Mortgaged Property and any delivery by the Borrower of a deed in lieu of foreclosure of the Mortgaged Property. The foregoing indemnification shall not apply to any Losses (i) arising from Hazardous Materials first placed at, about, on under or in the Mortgaged Property or any part or parts thereof after the Borrower no longer has title or possession to the Mortgaged Property as a result of a foreclosure sale or deed in lieu of foreclosure, or (ii) arising solely and directly from the gross negligence or willful misconduct of any of the Indemnitees. Procedures for Borrower's obligation to provide indemnification shall be the same as those set forth in Section 3.10.

        For purposes hereof,"HAZARDOUS MATERIALS" shall mean, any flamable explosives, radioactive materials, hazardous wastes, toxic substances or related materials including, but not limited to, asbestos and all other substances defined as "hazardous substances", "hazardous materials" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liablility Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and those substances which, if used, generated, manufactured, treated, stored or disposed of at, about, on, under or in the Mortgaged Property or any parts thereof or transported to or from the Mortgaged Property or the Improvements would give rise to liability to the owner, operators, future owners, or future operators of the Mortgaged Property or the Improvements under any other fedeal law, any state or local law, ordinance or regulation or any law, ordinance or regulation of the Commonwealth relating to the environmental condition or industrial hygiene of the Mortgaged Property.








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                                              34

        The Bank reserves the right to require an environmental audit or other review in connection with the credit facilities, in the event that (i) the Borrower is notified by a Governmental Authority having jurisdiction, of a violation of any environmental law, rule or regulation, and Borrower fails to cure such violation within such longer term as may be afforded under judicial or administrative proceedings, in which case the environmental audit shall be limtied to the subject matter of the violation, or (ii) the Borrower is in default of its obligations under the Loan Documents, such violation is not cured within the term provided therefor and the Bank has notified the Borrower of its intention to initiate foreclosure proceedings.

        Section 8.2.  Title to and Maintenance of Collateral.

        8.2.1.  Maintenance and Use of Collateral.

        Borrower shall maintain, preserve, and keep all the collateral as provided in the Loan Documents, and the materials, fixtures, and equipment appurtenant thereto or used in connection therewith, and each and every part and parcel thereof, in good repair and working order and in safe condition at all times reasonable wear and tear excepted and subject to replacement. Without limiting the foregoing and to the extent applicable, Borrower shall not, without Bank's prior written consent, remodel, add to, reconstruct, improve, or demolish any material part of the Property or other collateral.

        8.2.2.  Notice of Liens.

        Borrower shall notify Bank in writing within ten (10) days thereof should any mortgage, lien, encumbrance, charge or any other security instrument whatsoever against the Property or the other collateral, or any part thereof, be filed or otherwise come to Borrower's attention.

        Section 8.3. Inspection, Audits and Information Regarding Collateral and Advances.

        (a) Borrower shall permit the Bank, and its representatives, agents, and sub-agents, to enter upon the Property at any reasonable time during normal business hours and to inspect the Property and the other collateral and shall cooperate with the Bank and its representatives, agents, and sub-agents during such inspections, including making available to the Bank and its representatives, agents, and sub-agents access to the Property. All information obtained by the Bank in the course of any such inspection shall be kept by the Bank in strict confidence.








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                                              35

        (b) Borrower shall also permit the Bank and its representatives, agents, and sub-agents to examine, copy and make extracts of the books, records, accounting data, and other documents of Borrower that relate in any way to the Property or the other collateral, including, without limitation, all permits, licenses, consents, and approvals of all governmental authorities having jurisdiction over Borrower or the Property. All such books, records, accounting data and other documents shall be made available to the Bank and its representatives, agents, and sub-agents promptly upon written demand therefor; and, at the request of the Bank or its representatives, agents, or sub-agents, Borrower shall provide convenient facilities for the foregoing purpose.

        Section 8.4.  Insurance.

        Borrower shall obtain and maintain the insurance required under any Loan Documents, and in addition shall obtain a comprehensive general liability insurance policy obtained by Borrower from an insurance carrier acceptable to the Bank, in an amount acceptable to Bank and with form and content acceptable to Bank, and providing for thirty (30) days' prior written notice to Bank of cancellation and evidence of payment of premiums thereon which shall be delivered to Bank.

        Section 8.5.  Additional Documents.

        Borrower shall from time to time at the Bank's request or as required by the terms of the Loan Document:

        (a) furnish to Bank all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document and instrument required to be furnished by the terms of the Loan Documents, all at Borrower's expense;

        (b) do and execute all and such further lawful and reasonable acts, conveyances, and assurances for the better and more effective carrying out of the intents and purposes of this Agreement as Bank shal reasonably require from time to time.

        Section 8.6.  Easements and Restrictions.

        All  proposed   easements  (other  than  easements   required  by  local
authorities and utilities for the purpose of serving the Property), which would or might adversely affect the title to the

Property shall be submitted to Bank prior to the execution thereof by Borrower, accompanied by a survey showing the exact proposed location thereof and such other information as Bank shall require. Borrower shall not subject the Property or any part thereof to any restrictive covenant without the prior written consent of Bank. Neither any provision hereof nor any express consent of Bank to any matters contemplated by this Section shall constitute the Bank's subordination of any collateral document or any other Loan Document to any such matters.

        Section 8.7.  Compliance with Restrictive Covenants and Easements.

        Borrower shall comply with all restrictive covenants and easements affecting the Property or any of the other collateral.

                                 ARTICLE 9.  EVENTS OF DEFAULT

          Section 9.1. Events of Default.

          If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

          (a) The Borrower shall fail to pay to any installment of principal or interest on any Note within ten (10) days from due date or shall fail to pay any other amounts payable hereunder or under the Security Documents within thirty (30) days from the due date; or

          (b) A representation or warranty made by the Borrower in this Agreement and/or in any Loan Document and/or in any certificate issued hereunder, to which it is a party shall prove to have been incorrect in any material respect when made; or

          (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in any Loan Document on their respective parts to be performed or observed at any time and such failure shall remain unremedied for thirty (30) days after actual knowledge thereof is obtained by Borrower or notice with respect thereto is delivered to Borrower; or

          (d) (i) the Borrower shall fail to make any payment (whether of principal, interest or otherwise) when due or within the applicable grace period, (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any material Debt or
          (ii) any event shall occur or any condition shall exist in respect of any

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                                              37

          material Debt under any agreement securing or relating to any such Debt, the effect of which event or condition is to cause (or permit any holder of such Debt or a trustee to cause) such Debt, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment or (iii) any default or other event shall occur or any condition shall exist under any amterial lease entered into by Borrower which provides for payment of rentals and the effect of such default, event or condition is to cause the lessor under such lease to terminate such lease or the rights of possession thereunder of the Borrower or to accelerate the maturity of unaccrued rentals thereunder; or

          (e) the Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against it seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property or it shall take any action to authorize any of the actions set forth above in this Section; provided, however, that, in the case of any such proceeding instituted against it by any Person other than an Affiliate thereof, such institution shall not of itself constitute an Event of Default hereunder if the proceedings shall be dismissed within sixty (60) days following Borrower's obtaining of knowledge thereof; or

          (f) any final judgment or order for the payment of money in an aggregate amount in excess of US$1,000,000 not covered by insurance, shall be rendered against the Borrower, and shall remain undischarged and unstayed for a period of thirty (30) days from the date it became final; or


          (g) any material provision of the Loan Documents shall cease to be valid or enforceable in accordance with its terms, or any Lien created under the Loan Documents








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                                              38

        shall cease to be a valid and perfected security interest (except as otherwise stated therein) for any reason other than the voluntary relinquishment thereof by the holder thereof; or

          (h) the Borrower shall fail to pay when due an amount or amounts which it shall have become liable to pay under ERISA to the Pension Benefit Guarantee Corp. or to a trust established pursuant to ERISA (or any trustee thereof); or

          (i) the Borrower shall default in the performance of any of its respective obligations under a material Franchise and the effect of such default is to permit or to cause the grantor of such Franchise to terminate or revoke such Franchise, or any Franchise shall be terminated or revoked prior to the scheduled date of expiration of such Franchise; or

          (j) there shall have occurred a condition or a change of circumstances
          which  has  materially   adverse  effect  on  the  business,   assets,
          properties or condition (financial or otherwise) of the Borrower; or

          (k) an event of default  entitling the Bank to  accelerate  shall have
          occurred  in  any other  obligation   of  the  Borrower  to  the Bank;

then,  and in any such  event the Bank may, by notice delivered to the Borrower,
(i) declare the obligation of the Bank to make Advances hereunder to be terminated, whereupon the same shall forthwith terminate and (ii) declare the Notes, all interest thereon and all other amounts payable thereunder and under this Agreement and/or under the Loan Documents, to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, upon the occurrence of any event specified in Section
9.1 (e), the Notes, together with all interest thereon and all amounts payable thereunder and under this Agreement, shall becime due and payable without any declaration, notice or demand by the Bank.

        Section 9.2.  Additional Default Remedies.

        If an Event of Default occurs,  in addition to the remedies  provided in
Section 9.1. supra, the Bank may:








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                                              39

        (a) Under court proceedings in a colelctin or foreclosure action hereunder, have a receiver appointed as a matter of right without regard to Borrower's solvency, and without having to post a bond, which requirement is hereby waived, for the purpose of preserving the business operations and/or any collateral securities and preventing any wast of assets. All expenses incurred in connection with such appointment, or in the protection and preservation of the business and/or any of the collateral securities shall be chargeable to and payable by the Borrower.

        (b) Refuse to disburse any amounts under this Agreement that have not been disbursed and/or to stop the payment of any checks issued pursuant to the same that have not been cashed.

        (c) Any other remedies and rights provided in this Agreement or any of the other Loan Documents.

        (d)    Any other remedies at law or equity.

        Section 9.3.  Limitation of Liability.

        All the hereinabove or hereinafter stated to the contrary notwithstanding, the parties agree that the Bank's sole recourse for recovery for Borrower's obligations under this Agreement and under the Loan Documents shall be the assets of the Borrower.

                                  ARTICLE 10.  MISCELLANEOUS

        Section 10.1.  Amendments, Waivers Etc.

        No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute nor be interpreted as a waiver of any other breach. In no event shall an amendment, waiver or consent, unless in writing and signed by the Bank, do any of the following: (a) waive any of the conditions specified in Article V, (b) increase the commitment of the Bank or subject the Bank to any additional obligations, (c) reduce the principal of, or interest on, the Note or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Note or any fees or other amounts payable hereunder, (e) release








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                                              40

or discharge any Person liable for the performance of any obligations of the Borrower, or (f) amend this Section.

        Section 10.2.  Notices, Etc.

        All notices and other communications provided for hereunder shall be in writing (including telefax communcation), and mailed, telefaxed or delivered:

        if to the the Borrower, to its address at:
        Posadas de San Juan Associates
        P.O. Box 50053
        San Juan, Puerto Rico  00902
        Fax (809) 791-7500
        Attention:  Mr. Hugh A. Andrews

        Williams Hospitality Management Corporation
        El San Juan Hotel & Casino
        187 E. Isla Verde Road
        Isla Verde, Puerto Rico  00913
        Attention:  Mr. Hugh A. Andrews
        Fax Number (809) 791-5000

        WMS Industries, Inc.
        North California Avenue
        Chicago, Illinois
        Attention:  President
        Fax Number (312) 539-2099

        Copy to:      Jeffrey N. Siegel, Esq.
                      Whitman & Ransom
                      200 Park Avenue
                      New York, New York  10166
                      Fax Number (212) 351-3131

        if to the Bank, to:
        The Bank of Nova Scotia
        Plaza Scotiabank Building
        273 Ponce de Leon Avenue
        Hato Rey, Puerto Rico  00917
        Fax   (809)
        Attention:  Mr. David F. Babensee








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                                              41

or, as to each party, to such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, be effective when deposited in the mails except that notices and communications made pursuant to Article 2 shall not be effective until received by the Bank.

        Section 10.3  No Waiver; Remedies Cumulative.

        No failure on the part of the Bank to exercise, and no delay in exercising any right hereunder or under any Note or any other document, instrument or agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        Section 10.4  Costs, Expenses, Fees, Taxes and Brokerage Commissions.

        (a) The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the negotiation, closing, preparation, execution, delivery and administration of the Agreement and the Loan Documents and other documents to be delivered hereunder or thereunder and the consummation of the transactions contemplated hereby and thereby, any amendments to any such agreement, documents or any other Loan Document, and any consents under or waivers of any of the provisions of any such agreements, documents or any other Loan Document, including, without limitation, Title Policy premiums, reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto, and all reasonable costs and expenses, if any (including counsel fees and expenses) in connection with the enforcement of the Loan Documents and the other documents to be delivered hereunder or thereunder. In additiona, the Borrower shall pay or cause to be paid any and all stamp and other taxes payable or determined to be payable in connection with the execution, delivery, filing, recording, collection, cancellation and administration of the Loan Documents and the other documents to be delivered hereunder or thereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

        The Borrower shall indemnify and save the Bank harmless from and against all loss,








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                                              42

damages, liability arising out of, or in connection with, brokerage comissions or finder's fees due or alleged to be due by reason of acts of the Borrower in connection with this loan transaction.

        Section 10.5.  Right of Setoff.

        Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower, now or hereafter existing under any Loan Document, irrespective of whether or not the Bank shall have made any demand under any Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower of any such setoff made by the Bank; provided, however, that the failure to give such notice shall not affect the validity of such setoff. The rigths of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

        Section 10.6. Entire Agreement; Assignment, Participations, Binding Effect.

        This Agreement represents the entire agreement among the parties hereto with respect to the subject matter hereof and shall become effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and inure to the benefit of the Borrower, the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein. The Bank may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of, any Advance or Advances owning to Bank and/or of the Note held by Bank, and to the extent of any such assignment (unless otherwise stated therein) the assignee of such assignment shall have the same rights and benefits hereunder and under such Note as it would have if it were the Bank hereunder.

        Section 10.7.  Governing Law.

        This Agreement, the Notes and the Loan Documents shall be governed by, and construed








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                                              43

in accordance with, the laws of Puerto Rico.

        Section 10.8.  Execution in Counterparts.

        This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement; provided, however, that the Borrower and the Bank shall execute and deliver each such counterpart.

        Section 10.9.  Headings.

        The headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

POSADAS DE SAN JUAN ASSOCIATES              THE BANK OF NOVA SCOTIA

By:________________________________          By:________________________________
        Hugh A. Andrews                               David F. Babensee

Affidavit Number: 2952 (copy)

        Subscribed to before me by Hugh A. Andrews, of legal age, married and resident of San Juan, Puerto Rico and by David F. Babensee, of legal age, married, resident of San Juan, Puerto Rico as Authorized Signatories of Posadas de San Juan Associates and The Bank of Nova Scotia respectively, both to me personally known. At San Juan, Puerto Rico, this 20th day of January 1993.

                                     Notary








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